Exhibit 10.7

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is entered into between the following parties (the “Parties”) on November 5, 2020 in Beijing, the People’s Republic of China (hereinafter referred to as the “PRC” or “China”, and for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan):

Party A: Beijing Co Wheels Technology Co., Ltd.

Address: Room 103, Building 1, No. 4 Yard, Hengxing Road, Gaoliying Town, Shunyi District, Beijing (Science and Technology Innovation Functional Zone)

Party B: the names are listed in Schedule

Whereas:

1.                  The parties have entered into an Equity Pledge Agreement (hereinafter referred to as the “Original Equity Pledge Agreement”) on May 13, 2020.

2.                  Party A is a wholly foreign owned enterprise duly established and validly existing in PRC;

3.                  Beijing CHJ Information Technology Co., Ltd. (“CHJ”) is a limited liability company established in PRC;

4.                  Party B (“the Pledgors”) are the shareholders of CHJ, holding the percentage of equity interest in the CHJ as listed in the Attachment 2;

5.                  Party A and CHJ have entered into the Exclusive Consultancy and Service Agreement on November 5, 2020 (“Exclusive Consultancy and Service Agreement”); Party A, Party B and CHJ have entered into the Equity Option Agreement (“Equity Option Agreement”) on November 5, 2020; each party of Party B have executed a Power of Attorney on November 5, 2020 (“Power of Attorney”), respectively;

6.                  In order to secure the due collection by Party A of the service fees under the Exclusive Consultancy and Service Agreement from CHJ which is owned by Party B and to secure the performance of the Equity Option Agreement and Power of Attorney, the Pledgors pledge, on a joint and several basis, all of the equity interest in CHJ held by them as collateral for the above agreements with Party A as the Pledgee.

Therefore, the Parties have, through friendly consultations and based on the principles of equality and mutual benefits, reached the following agreement for compliance:

1.                                      Definition

Unless otherwise specified hereunder, the following terms shall be interpreted in accordance with the definitions below:

Pledge: means all the contents set out in Article 2 hereof.

Equity Interest: means the100% equity interest in CHJ legally held by the Pledgors on a joint basis and all current and future shareholders’ rights and interests derived from such equity interest.

Agreements: means the Exclusive Consultancy and Service Agreement, the Equity Option Agreement, Power of Attorney and this Agreement, each as amended supplement and restated from time to time.

Event of Default: means any of the circumstances set out in Article 7 hereof.

Default Notice: means notice issued by Party A pursuant to this Agreement declaring an Event of Default.

Obligations: means any obligation the Pledgors and CHJ shall perform under the Agreements (if involve).

2.                                 Pledge

2.1                       The Pledgors pledge all Equity Interest in CHJ held by them to Party A as collateral for the rights and interests of Party A under the Agreements.

2.2                       The scope secured by the equity pledge hereunder shall be Obligations, all fees (including legal fees) and expenses payable to Party A by CHJ and/or the Pledgors and losses, interest, liquidated damages, damages and costs for realization of claims which shall be borne by CHJ and/or the Pledgors under the Agreements and the liabilities of CHJ and the Pledgors to Party A in case of whole or partial invalidation of the Agreements due to any reason.

2.3                       The Pledge hereunder shall mean the priority right of payment enjoyed by Party A from amounts derived from converting the Equity Interest pledged to Party A by the Pledgors into cash or from the auction or sale of the Equity Interest pledged to Party A by the Pledgors.

2.4                       Unless expressly agreed otherwise by Party A in writing after the effectiveness of this Agreement, the pledge hereunder may be discharged only after CHJ and the Pledgors have duly performed all of their obligations and liabilities under the Agreements and after written confirmation by Party A. If CHJ or the Pledgors fail to fully perform all or part of their obligations or liabilities under the Agreements on the expiration of the term set out in the Agreements, Party A shall still be entitled to the Pledge set out hereunder until the relevant obligations and liabilities referred to above have been fully performed to the reasonable satisfaction of Party A.

2.5                       In the event that the CHJ is dissolved or liquidated in accordance with the mandatory requirements of the PRC law, as per the pledgee’s request, any benefits or interests distributed by the CHJ to the Pledgor after the dissolution or liquidation proceedings shall (1) be deposited into the bank account designated by the pledgee and shall be supervised by the pledgee to settle the secured debts first; or (2) be granted unconditionally to the pledgee subject to compliance with the PRC law.

3.                                 Effectiveness

3.1                       This Pledge Agreement shall be effective on the date on which it is signed by the Parties or affixed with the chops of the Parties. The Pledgor shall (1) register the pledge provided in this Agreement on the registry of members of the CHJ within 3 working days after the execution of this Agreement, and (2) submit to the relevant administration for industry and commerce (“AIC”) the application for registration of the pledge provided in this Agreement within 30 days after the execution of this Agreement or any other timeline agreed by the Parties. Each Party agrees that for the purpose of completing the pledge registration with the relevant AIC, each Party together with any other shareholder of the CHJ shall submit to the relevant AIC this Agreement or any share pledge contract that is signed in accordance with the requirements of the relevant AIC but reflects the pledge information provided in this Agreement (“AIC Share Pledge Contract”). If there is anything not provided in the AIC Share Pledge Contract, each Party agrees to refer to this Agreement. The Pledgor and the CHJ shall submit all the necessary documents and complete all the necessary procedures in accordance with the PRC laws and the relevant AIC’s requirements to ensure the pledge is registered as soon as the application is submitted.

3.2                       During the pledge, if CHJ fails to pay the service fee in accordance with the Exclusive Consultancy and Service Agreement or fails to perform other terms thereunder or any of the terms under the Equity Option Agreement or Power of Attorney, Party A shall be entitled to exercise the Pledge in accordance with the provisions hereof upon reasonable notice.

4.                                 Possession and Custody of Pledge Certificate

4.1                       The Pledgors shall, within 10 working days from the date of the signature of this Agreement or at any earlier time mutually agreed by the Parties, deliver the original Investment Certificates for the Equity Interest in CHJ held by them to Party A for custody, provide Party A with the certificates showing that the Pledge hereunder has been duly registered in the register of shareholders, complete all of the approval and registration formalities required by the laws and regulations of the People’s Republic of China, and provide the evidential documents certifying that registration of the Equity Interest Pledge with the industrial and commercial registration authorities has been completed.

4.2                       If change of registration is required by law due to any change to the registration items of the Pledge, Party A and Party B shall complete the relevant change of registration and provide relevant change of registration documents within five working days from the date of change of the registration items.

4.3                       During the period the Equity Interest is pledged, the Pledgors shall instruct CHJ not to distribute any dividends or adopt any profit distribution plan. If any economic benefits of any nature in respect of the Equity Interest pledged other than dividends or other profit distribution plan due to the Pledgors, the Pledgors shall, at the request of Party A, instruct CHJ to remit the relevant amounts (after being converted into cash) into the bank account designated by Party A and without the prior written consent of Party A, the Pledgors may not use such funds.

4.4                       During the period the Equity Interest is pledged, if the Pledgors subscribe the newly increased registered capital of CHJ or acquire the equity interest in CHJ held by other Pledgors (the “Newly Increased Equity”), such Newly Increased Equity shall automatically become the Equity Interest pledged hereunder and the Pledgors shall complete the various formalities required to create pledge over such Newly Increased Equity within 10 working days from the acquisition of the Newly Increased Equity by the Pledgors. If the Pledgors fail to complete relevant formalities in accordance with the above provisions, Party A may immediately exercise the Pledge in accordance with the provisions of Article 8.

5.                                 Representations and Warranties of the Pledgors

The Pledgors separately and non-jointly make the following representations and warranties to Party A at the time of the signature of this Agreement and acknowledge that Party A enters into and performs this Agreement in reliance of such representations and warranties:

5.1                       The Pledgors legally hold the Equity Interest hereunder and have the right to pledge such Equity Interest to Party A as collateral.

5.2                       At any time from the signing date of this Agreement to the period during which Party A is entitled to the Pledge in accordance with the provisions of Article 2.4 hereof, there shall not be any legal claim or due interference from any other party in the event that Party A exercises its rights or enforces the Pledge in accordance with this Pledge Agreement.

5.3                       Party A may exercise the Pledge in the methods provided by the laws, regulations and this Agreement.

5.4                       They have obtained all necessary corporate authorizations to enter into this Agreement and to perform their obligations hereunder and the signing of this Agreement and performance of their obligations hereunder shall not violate the provisions of any applicable laws and regulations and the authorized signatories hereof have been legally and validly authorized.

5.5                       There is no other encumbrance on or any form of third party security interest (including but not limited to pledge) over the Equity Interest held by the Pledgors. Except the rights and interests agreed in the Equity Option Agreement and Power of Attorney.

5.6                       There is no pending civil, administrative or criminal litigation, administrative penalty or arbitration in respect of the Equity Interest and there is no civil, administrative or criminal litigation, administrative penalty or arbitration in respect of the Equity Interest that is to occur.

5.7                       There is no tax or charge in relation to the Equity Interest which is payable but not paid or any legal procedure or formality in relation to the Equity Interest which shall be completed but not completed.

5.8                       The terms hereunder are the expression of their true intent and are legally binding on them.

6.                              Undertakings of the Pledgors

6.1                         During the existence of this Agreement, the Pledgors separately and non-jointly undertake to Party A that the Pledgors shall:

6.1.1                         without the prior written consent of Party A, not transfer the Equity Interest or create or permit the existence of any other encumbrance or any form of third party security interest, such as pledge etc., which may affect the rights and interests of Party A, except for the transfer of the Equity Interest to Party A or its designated person at the request of Party A, except the rights and interests agreed in the Equity Option Agreement and Power of Attorney;

6.1.2                         comply with and implement the provisions of all relevant applicable laws and regulations, and upon the receipt of any notice, instruction or recommendation issued or formulated by the relevant authorities in respect of the Pledge, show such notice, instruction or recommendation to Party A within five working days and shall act in accordance with the reasonable instructions of Party A;

6.1.3                         promptly notify Party A of any event or notice received which may affect the Equity Interest of the Pledgors or the rights in respect of any portion of the Equity Interest and any event or relevant notice received which may change any of the Pledgors’ obligations herein or affect the performance of the obligations herein by the Pledgors, and shall act in accordance with the reasonable instructions of Party A.

6.2                         The Pledgors agree that the exercise by Party A of its rights in accordance with the terms of this Agreement shall not be interrupted or interfered by the Pledgors or their successors or assignees or any other person.

6.3                         The Pledgors warrant to Party A that, in order to protect or improve the collateral under this Agreement for the obligations of the Pledgors and/or CHJ under the Agreements, the Pledgors shall make all necessary amendments (if applicable) to the articles of association of CHJ, faithfully execute and procure other parties who have an interest in the Pledge to execute all certificates of rights and deeds required by Party A and/or perform and procure other parties who have an interests in the Pledge to take all actions required by Party A, and facilitate the exercise of the Pledge by Party A, sign all modification documents in relation to the equity certificates with Party A and any third party designated by Party A and provide Party A with all documents in respect of the Pledge which they deem necessary within a reasonable period.

6.4                         The Pledgors warrants to Party A that, for the benefits of Party A, the Pledgors shall comply with and perform all of the warranties, undertakings, covenants and representations. If the Pledgors fail to perform or to fully perform their warranties, undertakings, covenants and representations, the Pledgors shall compensate Party A for all the losses sustained by Party A as a result thereof.

7.                                 Event of Default

7.1                         The following events shall all be deemed as Events of Default:

7.1.1                         Pledgors and/or CHJ fail to perform their obligations under the Agreements;

7.1.2                         Any of the representations, warranties or undertakings made by the Pledgors in Articles 5 and 6 hereof is materially misleading or erroneous, and/or the Pledgors breach the representations, warranties or undertakings in Articles 5 and 6 hereof;

7.1.3                         The Pledgors materially breach any term of this Agreement;

7.1.4                         Except as provided in Article 6.1.1 hereof, the Pledgors relinquish the Equity Interest pledged or transfer the Equity Interest pledged without the written consent of Party A;

7.1.5                         Any of the Pledgors’ own external borrowings, securities, compensations, undertakings or other payment liabilities is required to be paid or performed before schedule due to breach or is due but cannot be repaid or performed on schedule, and as a result, Party A has reason to believe that the ability of the Pledgors to perform the obligations hereunder has been affected, and accordingly affecting the interest of Party A;

7.1.6                         The Pledgors is unable to pay normal debts or other indebtedness, and accordingly affecting the interests of Party A;

7.1.7                         This Agreement becomes illegal or the Pledgors cannot continue to perform the obligations hereunder due to the promulgation of relevant law;

7.1.8                         The consent, permit, approval or authorization of any governmental department necessary for the enforceability, legality or effectiveness is revoked, suspended, expired or materially changed;

7.1.9                         Party A believes that the ability of the Pledgors to perform the obligations hereunder has been affected due to any adverse change to the properties owned by the Pledgors;

7.1.10                  Other circumstances under which Party A cannot dispose of the Pledge according to the provisions of the relevant law.

7.2                         If the Pledgors are or become aware of any of the events referred to in the Article 7.1 above or of any event which may lead to the occurrence of the above-mentioned events, they shall promptly notify Party A in writing. For the avoidance of doubt, each party of Party B has only the obligation to notify Party A in Article 7.1 in relation to its respective pledged equity.

7.3                         Unless the Events of Default set out in clause 7.1 of this Article have been satisfactorily resolved in a way satisfactory to Party A, Party A may, at any time at or after the occurrence of an Event of Default on the part of the Pledgors, send a written Default Notice to the Pledgors requesting them to promptly pay the amounts owed and other amounts payable under the Agreements or to perform Agreements on a timely basis. If the Pledgors or CHJ fails to timely cure the breach or take necessary remedies within 10 days from the date on which such written notice is sent, Party A may exercise the Pledge in accordance with the provisions of Article 8 hereof.

8.                                 Exercise of Pledge

8.1                         Without the written consent of Party A, the Pledgors may not transfer the Equity Interest before the fees and obligations under the Agreements have been fully performed.

8.2                         When exercising the Pledge, Party A shall send Default Notice to the Pledgors in accordance with the provisions of Article 7.3 hereof.

8.3                         Subject to the provisions of Article 7.3, Party A may exercise the Pledge at any time after sending the Default Notice in accordance with Article 7.3.

8.4                         Party A shall have the priority right of payment from the amounts derived from converting all or part of the Equity Interest hereunder into cash pursuant to legal procedures or from the auction or sale of such Equity Interest until the service fees owed and all other amounts payable under the Agreements have been fully satisfied and the Agreements have been fully performed.

8.5                         When Party A exercises the Pledge according to this Agreement, the Pledgors may not set obstacles and shall provide necessary assistance for Party A to enforce the Pledge.

8.6                         For the avoidance of doubt, the Parties acknowledge that, except for the liability for breach of contract caused by the major intentional or negligent act of each shareholder of Party B, the liability for breach of contract of each shareholder of Party B (except Li Xiang and Shen Yanan) under this agreement shall be limited to the equity held by each shareholder of Party B in CHJ.

9.                              Assignment

9.1                         Unless with express prior written consent of Party A, the Pledgors may not assign any of their rights and/or obligations hereunder to any third party.

9.2                         This Agreement shall be binding on the Pledgors and their successors and shall be effective to Party A and its successors or assignees.

9.3                         Party A may at any time assign all or any of its rights and obligations under the Agreements to any third party designated by it. In such a case, the assignee shall enjoy the rights to which Party A entitled hereunder and undertake the obligations undertaken by Party A hereunder. When Party A assigns the rights and obligations under the Agreements, the Pledgors shall sign relevant agreements and/or documents for such assignment at the request of Party A.

9.4                         After the change of the Pledgee and/or Pledgor as a result of any assignment, the parties to the new pledge shall amend this Pledge Agreement or sign a new pledge agreement and the Pledgors shall be responsible for the completion of all relevant registration formalities.

10.                       Handling Fee and Other Expenses

10.1                  All fees and out-of-pocket expenses related to this Agreement, including but not limited to legal fees, printing cost, stamp tax and any other taxes and expenses etc., shall be borne by Party A.

11.                       Force Majeure

11.1                  When the performance of this Agreement is delayed or prevented due to any Force Majeure Event, the party affected by the Force Majeure does not need to undertake any liability under this Agreement to the extent of being delayed or prevented. Force Majeure Event shall mean any event which is beyond the reasonable control of a party and which is unavoidable even with reasonable care of the affected party, including but not limited to government act, force of nature, fire, explosion, geographic change, storm, flood, earthquake, tide, lightning or war. However, deficiency of credit, fund or financing may not be deemed as an event beyond the reasonable control of a party. The party who is affected by the Force Majeure Event and seeks exemption from the obligation of performance under this Agreement or any term hereof shall notify the other party of such exemption event as soon as possible and inform the other party of the steps to be taken to complete the performance.

11.2                  The party affected by the Force Majeure does not need to undertake any liability hereunder. However, the party seeking exemption may only be exempted from the obligation to perform on the condition that the affected party has made feasible endeavors to perform this Agreement and only to the extent of performance being delayed or prevented. As soon as the reason for such exemption is cured or remedied, the Parties agree to make their best endeavors to resume the performance under this Agreement.

12.                       Governing Law and Dispute Resolution

12.1                  The execution, validity, performance and interpretation of this Agreement and the resolution of disputes shall be governed by and construed in accordance with the laws of the People’s Republic of China.

12.2                  In case of any dispute arising between the Parties hereto with respect to the interpretation and performance of the terms hereunder, the Parties shall settle such dispute in good faith through consultations. In case no settlement can be reached through consultations, either party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its Arbitration Rules then in effect. The place of arbitration shall be Beijing and the language to be used in the arbitration shall be Chinese. The arbitration award shall be final and binding on the parties.

12.3                  Except for those matters in dispute, the Parties shall continue to perform their respective obligations in accordance with the provisions hereof based on the principle of good faith.

13.                               Notice

Any notice sent by the Parties hereto for the performance of the rights and obligations hereunder shall be made in writing and sent by personal delivery, registered post, pre-paid post, recognized courier service or facsimile to the following addresses of relevant party or parties.

Party A: Beijing Co Wheels Technology Co., Ltd.

Address: ****.

Attention: ****.

Party B:

LI Xiang

Address: ****.

Attention: ****.

FAN Zheng

Address: ****.

Attention: ****.

SHEN Yanan

Address: ****.

Attention: ****.

LI Tie

Address: ****.

Attention: ****.

QIN Zhi

Address: ****.

Attention: ****.

BAO Jintang

Address: ****.

Attention: ****.

LIU Qinghua

Address: ****.

Attention: ****.

WEI Wei

Address: ****.

Attention: ****.

SONG Gang

Address: ****.

Attention: ****.

14.                               Attachment

The attachments listed in this Agreement shall be an integral part hereof.

15.                               Waiver

Failure to exercise or delay in exercising any right, remedy, power or privilege hereunder by Party A shall not be deemed as a waiver of such right, remedy, power or privilege. Any single or partial exercise of any right, remedy, power or privilege by Party A shall not preclude Party A from exercising any other rights, remedies, powers or privileges. The rights, remedies, powers and privileges set out hereunder are cumulative and shall not preclude the application of any right, remedy, power and privilege provided under any law.

16.                               Miscellaneous

16.1                        This Agreement shall completely terminate and replace the Original Equity Pledge Agreement. Any amendment, supplement or change to this Agreement shall be made in writing and may be effective only after it has been signed by the Parties and affixed with the chops of the Parties.

16.2                        The Parties hereby acknowledge that this Agreement is a fair and reasonable agreement reached by the Parties on the basis of equality and mutual benefits. If any provision under this Agreement is invalid or unenforceable for being inconsistent with relevant law, such provision shall be invalid or unenforceable only within the scope governed by the relevant law and the legal validity of the other provisions of this Agreement shall not be affected.

16.3                  This Agreement is written in Chinese and Party A shall keep the original paper. The scanned electronic copy of the original one shall have the same legal effect as the copy is sent by email by the personnel designated by party A.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Party A: Beijing Co Wheels Technology Co., Ltd. (seal)

Authorized Representative:	/s/ Li Xiang

(Company seal: /s/ Beijing Co Wheels Technology Co., Ltd.)

Party B:	/s/ LI Xiang

Party B:	/s/ FAN Zheng

Party B:	/s/ SHEN Yanan

Party B:	/s/ LI Tie

Party B:	/s/ QIN Zhi

Party B:	/s/ BAO Jintang

Party B:	/s/ LIU Qinghua

Party B:	/s/ WEI Wei

Party B:	/s/ SONG Gang

Attachments:

1.                                      Register of Shareholders of CHJ

2.                                      Investment Certificates of the Shareholders of CHJ

Schedule: List of Party B

No.	Name of Shareholder	Equity Proportion	Registered Capital
1.	Li Xiang	77.5602%	266,715,065
2.	Fan Zheng	9.1545%	31,480,578
3.	Shen Yanan	4.3620%	15,000,000
4.	Li Tie	3.9983%	13,749,341
5.	Qin Zhi	2.1810%	7,500,000
6.	Bao Jintang	0.8724%	3,000,000
7.	Liu Qinghua	0.8511%	2,926,807
8.	Wei Wei	0.5291%	1,819,407
9.	Song Gang	0.4915%	1,690,287